UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 16, 2009

TRUMP ENTERTAINMENT RESORTS, INC. TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP TRUMP ENTERTAINMENT RESORTS FUNDING, INC.
(Exact Name of Company as Specified in Their Charters)

Delaware Delaware Delaware
(State or Other Jurisdiction of Incorporation)

1-13794 33-90786 33-90786-01	13-3818402 13-3818407 13-3818405
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 16, 2009, Trump Entertainment Resorts Holdings, L.P. (the “Partnership”) received a letter from Donald J. Trump (“Mr. Trump”) terminating the Purchase Agreement dated August 3, 2009 among the Partnership, Trump Entertainment Resorts, Inc. (“TER”, and together with the Partnership, the “Company”), BNAC, Inc. and Mr. Trump (the “Purchase Agreement”), as amended by an amendment dated October 5, 2009 (the “Amendment”). A copy of the original Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 4, 2009. A copy of the Amendment was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 7, 2009. The information contained in such Form 8-K filings is incorporated herein by reference.

Pursuant to the letter received by the Partnership, Mr. Trump has exercised his rights to terminate the Purchase Agreement on various grounds including as a result of the appointment of an examiner in the Company’s chapter 11 cases (the “Bankruptcy Case”) and as a result of the confirmation hearing in the Bankruptcy Case being scheduled for after January 15, 2010, which is the deadline in the Purchase Agreement for confirmation of the Company’s plan of reorganization.

The Company has also been advised that Mr. Trump and Ivanka Trump have entered into an agreement with the holders of 61% of the Partnership’s outstanding 8.5% Senior Secured Notes due 2015 pursuant to which, among other things, Mr. Trump and Ivanka Trump have agreed to support the chapter 11 plan of reorganization for the Company proposed by such noteholders and to permit the Company to continue to use the Trump name in connection with the Company’s three casinos. Pursuant to such agreement, Mr. Trump will receive five per cent (5%) of the new common stock in the Company to be issued under such noteholders’ proposed chapter 11 plan of reorganization and warrants to purchase up to an additional five per cent (5%) of such common stock.

Neither Beal Bank, the Company's senior lender, nor the Company, however, are parties to the settlement agreement among Mr. Trump and such noteholders. Beal Bank, directly and through its affiliates, and Mr. Trump had agreed to provide the necessary funding for the Company's chapter 11 plan. The Company is considering its alternatives now that Mr. Trump has terminated the Purchase Agreement.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2009

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel